Exhibit 10.1 DRAFTKINGS INC. DIRECTOR STOCK DEFERRAL PLAN ARTICLE I PURPOSE AND EFFECTIVE DATE The Company has adopted the Plan, effective as of November 6, 2025 (the “Effective Date”), to help the Company retain the services of qualified individuals who serve as Outside Directors by offering them the opportunity to defer payment of their Stock Awards (as defined below) through an unfunded deferred compensation arrangement. ARTICLE II DEFINITIONS 2.1 “Administrator” means the persons or committees appointed to administer the Plan as provided in Article III. 2.2 “Board” means the board of directors of the Company. 2.3 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder. 2.4 “Company” means DraftKings Inc., a Nevada corporation. 2.5 “Change in Control” has the meaning set forth in the Equity Plan; provided that any such Change in Control is a change in ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A. 2.6 “DSU” means a deferred stock unit, which is an unfunded and unsecured promise to deliver a share of Stock in respect of such unit, granted in lieu of a Stock Award that is deferred by an Outside Director pursuant to Article V. 2.7 “Equity Plan” means DraftKings Inc. 2020 Incentive Award Plan or any successor plan thereto. 2.8 “Fair Market Value” shall have the meaning set forth in the Equity Plan unless determined otherwise by the Administrator. 2.9 “Outside Director” is any member of the Board who is not an employee of the Company or any of its subsidiaries. 2.10 “Plan” means the DraftKings Inc. Director Stock Deferral Plan. 2.11 “Plan Year” means any calendar year during which the Plan is in effect.

2 2.12 “RSU” means an award of Restricted Stock Units (as defined in the Equity Plan) under the Equity Plan. 2.13 “Section 409A” means Section 409A of the Code and any regulations or other formal guidance promulgated thereunder. 2.14 “Separation from Service” means an Outside Director’s “separation from service” with the Company and its subsidiaries within the meaning of Section 409A. 2.15 “Stock” means the Class A common stock of the Company, par value $0.0001 per share. 2.16 “Stock Awards” means all RSUs, Stock Bonus Awards (as defined in the Equity Plan) and shares of Stock granted by Company to an Outside Director for such Outside Director’s services as a member of the Board. ARTICLE III ADMINISTRATION 3.1 Administration. The Plan will be administered by the Compensation Committee of the Board (the “Compensation Committee”), which shall be the Administrator for all purposes of the Plan. Notwithstanding the foregoing, the Compensation Committee (or the Board, with respect to such matters over which it retains authority under the Plan or otherwise) may delegate to one or more of its members (or one or more other members of the Board) such of its duties, powers and responsibilities as it may determine and all references to the Administrator herein shall, as appropriate, be construed to refer to such person or persons. 3.2 Equity Plan Awards. The DSUs under this Plan are considered, and will be granted as, RSUs or Stock Bonus Awards (as defined in the Equity Plan) under the Equity Plan. Accordingly, the Plan is subject to all of the provisions of the Equity Plan, including but not limited to, the administration provisions and the director compensation limits thereof. 3.3 Administrator Powers. Subject to Section 3.2, the Administrator has complete discretionary authority to administer and interpret the Plan; to prescribe forms, rules and procedures relating to the Plan; and to otherwise do all things necessary or desirable to carry out the purposes of the Plan. Determinations of the Administrator made with respect to the Plan are final, conclusive and binding upon all persons or entities. There is no obligation for uniformity of treatment of Outside Directors or beneficiaries thereof under the Plan. The terms and conditions of DSUs, Stock Awards and Stock Accounts and the Administrator’s determinations and interpretations with respect thereto need not be the same with respect to each Outside Director and beneficiary and may be made selectively among Outside Directors and beneficiaries, whether or not such Outside Directors and beneficiaries are similarly situated. Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, administer the Plan. In any such case, the Board shall have all the authority granted to the Administrator under the Plan.

3 ARTICLE IV ELIGIBILITY 4.1 Eligibility. As of the Effective Date, each current Outside Director shall automatically be eligible to participate in the Plan. Each other Outside Director shall automatically become eligible to participate on the date the individual is first elected or appointed to become an Outside Director. Each Board member who is not an Outside Director but later becomes an Outside Director (including because such individual terminates employment with the Company or its subsidiaries but remains on the Board) shall automatically become eligible to participate on the date such individual is first considered an Outside Director. ARTICLE V DEFERRALS 5.1 Deferral of Stock Awards. An Outside Director may elect to defer the receipt of all of the shares of Stock the Outside Director is entitled to receive in respect of a Stock Award (a “Stock Deferral Election”), a form of which is attached as Exhibit A. Such Stock Deferral Election must be made in accordance with procedures established by the Administrator consistent with Section 409A. If an Outside Director elects to defer receipt of shares of Stock the Outside Director is entitled to receive in respect of a Stock Award, on the date that the Outside Director would have been granted such Stock Awards (the “Grant Date”), the Outside Director shall instead be granted a number of DSUs with respect to the number of shares of Stock covered by the Stock Awards that would have been granted, which DSUs shall be settled by delivery of one share of Stock for each DSU in accordance with Article VI herein. An Outside Director who makes a Stock Deferral Election shall receive a notice from the Company following each applicable Grant Date specifying the number of DSUs awarded to the Outside Director and the associated Grant Date. 5.2 Stock Deferral Elections. An Outside Director may make a Stock Deferral Election for each Plan Year during the annual enrollment period established by the Administrator prior to the beginning of the Plan Year (no later than December 31 of the year preceding such Plan Year or such other date as may be prescribed by the Administrator in its discretion consistent with Section 409A), in which event such Stock Deferral Election shall apply to Stock Awards granted to such Outside Director during such Plan Year; provided that for the Plan Year in which an Outside Director is eligible to participate in the Plan for the first time due to becoming an Outside Director, such Outside Director’s Stock Deferral Election can be made within the first 30 days after becoming an Outside Director with respect to Stock Awards granted after the Stock Deferral Election for the remainder of the Plan Year and for services after the Stock Deferral Election. An Outside Director who has a Stock Deferral Election in effect may not change such election during the Plan Year, and may only revoke such election in accordance with procedures established by the Administrator consistent with Section 409A. Notwithstanding the foregoing, absent a new Stock Deferral Election, the Outside Director’s existing Stock Deferral Election shall remain in effect for subsequent Plan Years.

4 5.3 Vesting of DSUs. The vesting schedule applicable to an Outside Director’s DSUs shall correspond to the vesting schedule of the associated Stock Awards such DSUs were granted in lieu of. 5.4 Dividend Equivalents. Each award of DSUs will provide for dividend equivalents, such that an Outside Director will be granted a number of additional DSUs equal to (i) the value of the cash dividend that would have been paid with respect to the applicable Outside Director’s DSUs (ii) divided by the Fair Market Value of a share of Stock on the day such dividend would have been paid, rounded up or down to the nearest whole share. The vesting schedule applicable to any such additional DSUs shall correspond to vesting schedule of the underlying award of DSUs in respect of which such additional DSUs are granted. ARTICLE VI DISTRIBUTIONS 6.1 Distribution. Upon a Payment Event, the Outside Director (or the Outside Director’s beneficiary, in the event of the Outside Director’s death prior to receipt of payment), shall be entitled to a distribution of a number of whole shares of Stock equal to the number of vested DSUs credited to the Outside Director’s Stock Account, including any DSUs granted in accordance with Section 5.4, with any fractional DSUs rounded up or down to the nearest whole share, less applicable tax withholdings (if any). No fractional shares of Stock will be paid. 6.2 Timing of Payment. An Outside Director’s vested DSUs shall be paid in a lump sum within 30 days following the earlier of (i) the date elected by the Outside Director in his or her Stock Deferral Election and (ii) such Outside Director’s Separation from Service for any reason (the “Payment Event”). 6.3 Change in Control. Notwithstanding anything in this Article VI, an Outside Director’s vested DSUs shall be paid in a lump sum within 30 days following a Change in Control. 6.4 Specified Employee. If an Outside Director is a “specified employee” under Section 409A at the time of such Outside Director’s Separation from Service, any distribution that otherwise would be made to such Outside Director with respect to a DSU as a result of such Separation from Service shall not be made until the date that is six months after such Separation from Service, or if earlier, upon the Outside Director’s death, except to the extent that earlier distribution would not result in such Outside Director’s incurring interest or additional tax under Section 409A. Any amount that otherwise would be payable during such six-month period but is not paid as a result of the prior sentence, shall be paid to the Outside Director in a lump sum on the expiration of such six-month period. ARTICLE VII AMOUNT OF DISTRIBUTION 7.1 Stock Account. Any DSUs granted to an Outside Director pursuant to this Plan shall be credited to a separate bookkeeping account established and maintained by the Administrator to record an Outside Director’s DSUs (a “Stock Account”). Amounts credited to

5 an Outside Director’s Stock Account shall not accrue interest or earnings except as provided in Section 5.4. 7.2 Stock Account Adjustments. The DSUs in each Outside Director’s Stock Account, and the kind of shares covered thereby, are subject to adjustment upon certain changes in capital structure and similar events as provided in the Equity Plan. ARTICLE VIII AMENDMENT OR TERMINATION 8.1 Amendment or Termination. The Company reserves the right to amend or terminate the Plan when, in the sole discretion of the Company, pursuant to a resolution or other action taken by the Administrator. 8.2 Effect of Amendment or Termination. Upon termination of the Plan, the Stock Accounts of the Outside Directors shall continue to be held until distributed in accordance with the terms of Article VI, unless the Company determines in its sole discretion and amends the Plan to provide that all such amounts shall be distributed upon termination of the Plan in accordance with the requirements under Section 409A. ARTICLE IX PAYMENTS UPON DEATH 9.1 Payment to Beneficiary. Any benefit which a deceased Outside Director is entitled to receive under the Plan shall be paid to such Outside Director’s beneficiary. 9.2 Designation of Beneficiary. Each Outside Director may file with the Administrator a written designation, on a beneficiary designation form approved by the Administrator, of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to a Stock Account, if any, due under the Plan upon his death. An Outside Director may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Administrator and such revocation or change shall be effective only when filed with the Administrator. The last such designation received by the Administrator shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Administrator prior to the Outside Director’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by an Outside Director, or if such beneficiary designation form is held invalid, or if no beneficiary survives the Outside Director and benefits remain payable following the Outside Director’s death, the beneficiary shall be deemed to be his or her spouse or, if the Outside Director is unmarried at the time of death, his or her estate.

6 ARTICLE X MISCELLANEOUS 10.1 Transferability. Except as provided by the Administrator, no DSUs and no right under any DSUs, shall be assignable, alienable, saleable or transferable by an Outside Director otherwise than by will or by the laws of descent and distribution in accordance with Article IX. No DSU, and no right under any DSU, may be pledged, hypothecated, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any subsidiary thereof. 10.2 Restrictions on Issuance of Stock. All Stock or other securities delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan, the Equity Plan, Company policies (including, without limitation, any clawback, insider trading, recoupment or similar policy of the Company or any subsidiary thereof) or the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, the NASDAQ Stock Market or any other stock exchange on which such Stock or other securities are then listed, and any applicable federal, state or local securities laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. 10.3 No Right to Continued Service. Neither the establishment of the Plan nor any modification thereof, nor the creation of any account, nor the payment of any benefits, shall be construed as conferring upon an Outside Director the right to be retained in the service of the Board or the Company. The Plan relates to the payment of deferred compensation as provided herein and the Company expressly reserves the right at any time to replace or not to re-nominate an Outside Director without any liability for any claim against the Company for any payment or distribution except to the extent provided for in the Plan or for compensation for any loss of rights or benefits under this Plan. 10.4 Rights as a Stockholder. An Outside Director will have no rights as a stockholder unless and until such Outside Director becomes the holder of record of Stock in connection with the settlement of such Outside Director’s DSUs. 10.5 Governing Law. Construction, validity and administration of the Plan shall be governed by the laws of the State of Nevada. 10.6 Severability. If any provision of the Plan or any election under the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any DSU under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan or such election, such provision shall be stricken as to such jurisdiction, person or election, and the remainder of the Plan and such election under the Plan shall remain in full force and effect.

7 10.7 Rights Unsecured. This Plan is intended to be an unfunded deferred compensation plan. All credited amounts are unfunded, general obligations of the Company. The right of an Outside Director or an Outside Director’s beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither such Outside Director nor Outside Director’s beneficiary shall have any rights in or against any amount credited to any Stock Account or any other assets of the Company. The Plan at all times shall be considered entirely unfunded for tax purposes. The Company’s obligation under this Plan shall be that of an unfunded and unsecured promise to pay money in the future. 10.8 Inurement. The Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns, and the Outside Director, his or her successors, heirs, executors, administrators and beneficiaries. 10.9 Notices. Any notice required or permitted to be given pursuant to the Plan may be given by electronic means (including facsimile and electronic mail, but not telephone) or in writing which shall be signed by the person giving the notice. If such notice is mailed, it shall be sent by first class mail, postage prepaid, addressed to such person’s last known address as shown on the records of the Company. Notices will be deemed given as of the date of delivery or mailing or, if delivery is made by certified or registered mail, as of the date shown on the receipt for registration or certification. Any person entitled to notice hereunder may waive such notice. 10.10 Unclaimed Benefit. Each Outside Director shall keep the Company informed of his or her current address and the current address of his or her beneficiary. The Company shall not be obligated to search for the whereabouts of any person. The Company is authorized to adopt procedures regarding unclaimed benefits that provide for the irrevocable forfeiture of a benefit if the Company is unable to locate the Outside Director, or if the Outside Director is deceased, his or her beneficiary. Such procedures shall be consistent with Section 409A and any other guidance issued by the Internal Revenue Service and with any other applicable law and guidance issued by any other relevant tax authority. 10.11 Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, neither the Company, nor the Administrator nor any individual acting as an employee or agent of the Company or the Administrator shall be liable to any Outside Director, former Outside Director, beneficiary or any other person for any claim, loss, liability or expense incurred in connection with the Plan. 10.12 Section 409A. Notwithstanding any provision of this Plan to the contrary, this Plan is intended to comply with Section 409A and the interpretive guidance thereunder, including the exceptions for stock rights and short-term deferrals. The Plan shall be construed and interpreted in accordance with such intent. If any ambiguity exists in the terms of the Plan, it shall be interpreted to be consistent with this purpose. All distributions that are to be made as soon as practicable following an event or a date, as provided for in the Plan, shall be made at such time as is required to be exempt from or comply with the requirements of Section 409A. In the event a distribution is to be made by reason of a separation from service, the Plan shall be interpreted and applied so that a termination of employment is deemed to have occurred at the time there is a “separation from service” (as that term is used for purposes of Section 409A and as defined in Treasury Regulation Section 1.409A-1(h)). Each payment shall be treated as a separate payment

8 for purposes of Section 409A and if any amounts payable under the Plan include “dividend equivalents” (within the meaning of Treasury Regulations § 1.409A-3(e)), an Outside Director’s right to such dividend equivalents shall be treated separately from the right to any other amounts payable under the Plan. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any of its subsidiaries, nor the Administrator, nor any person acting on behalf of the Company, any of its subsidiaries, or the Administrator, will be liable to any Outside Director, to the estate or beneficiary of any Outside Director, or to any other person by reason of any acceleration of income, any additional tax, or any penalty, interest or other liability asserted by reason of the Plan or a DSU failing to satisfy the requirements of Section 409A. 10.13 No Guaranty of Benefits. Nothing contained in the Plan shall constitute a guaranty by the Company or any other entity or person that the assets of the Company will be sufficient to pay any benefit hereunder. 10.14 Entire Agreement. The Plan document, along with any notices from the Administrator or election or administration forms required of Outside Director, and made known to them by the Administrator, shall constitute the entire agreement or contract between the Company and the Outside Director regarding the Plan. No oral statement regarding the Plan may be relied upon by the Outside Director or any other person claiming through or under the Outside Director. 10.15 Construction. Any mention of “Articles,” “Sections” and subsections thereof, unless stated specifically to the contrary, refers to Articles, Sections or subsections in the Plan. Headings of Articles, Sections and subsections are for convenient reference. The headings are not part of the Plan and are not to be considered in its construction. All references to statutory sections shall include the section as amended from time to time.

EXHIBIT A Form of Stock Deferral Election [Attached]

DRAFTKINGS INC. DIRECTOR STOCK DEFERRAL PLAN Stock Deferral Election Form Name (print): Background The DraftKings Inc. Director Stock Deferral Plan (the “Plan”) permits you to elect to defer the receipt of all of the shares of Stock you are entitled to receive in respect of a Stock Award granted to you. Capitalized terms used and not defined herein shall have the same meaning as set forth in the Plan. Under the Plan, any deferred Stock Award will be credited in the form of DSUs, which represent the Company’s unfunded and unsecured promise to deliver one share of Stock for each DSU upon settlement in accordance with your deferral election made pursuant to this Stock Deferral Election Form and the Plan’s distribution provisions. The Plan provides that the vesting schedule applicable to your DSUs shall correspond to the vesting schedule of the associated Stock Awards such DSUs were granted in lieu of and that your vested DSUs shall be paid in a lump sum within 30 days following the earlier of (i) the date elected by you in this Stock Deferral Election Form and (ii) your Separation from Service for any reason; provided that, your vested DSUs shall be paid in a lump sum within 30 days following a Change in Control. This Stock Deferral Election Form allows you to defer receipt of all of the shares of Stock you are entitled to receive in respect of Stock Awards granted during the Plan Year and to designate the timing of payment of your vested DSUs. Deferral Election I elect to defer payment of all of the shares of Stock that I would be entitled to receive in respect of Stock Awards granted to me for services as an Outside Director during the Plan Year that commences after the date of this Stock Deferral Election. I hereby acknowledge and understand that, unless I make a new Stock Deferral Election in accordance with Plan procedures, this Stock Deferral Election shall remain in effect for subsequent Plan Years. Timing of Payment Subject to the terms of the Plan, I acknowledge that my vested DSUs covered by this Stock Deferral Election will be paid in a lump sum within 30 days following the earlier of: (i) The date I have elected below; and (ii) The date of my Separation from Service Elected Payment Date: ______________

Notwithstanding the foregoing, my vested DSUs will be paid in a lump sum within 30 days following a Change in Control. If I am a “specified employee” at the time of my Separation from Service, any payment due by reason of my Separation from Service will be delayed for six months (or earlier on death) to the extent required by Section 409A. General Provisions (a) Any DSUs will be subject to the terms and conditions of the Plan but will be paid in accordance with your Stock Deferral Election. (b) You are advised to consult with your personal lawyer, accountant, tax and/or financial advisor(s) to discuss the consequences of any election to defer payment of the shares of Stock you are entitled to receive in respect of a Stock Award granted to you. (c) The Stock Deferral Election made pursuant to this Stock Deferral Election Form is subject to the terms and conditions of the Plan in all respects. By signing below, I elect to make the deferrals set forth in this Stock Deferral Election Form, agree to accept all of the terms and conditions herein, and acknowledge that this Stock Deferral Election Form will become irrevocable after December 31 of the year in which it is made and may not be modified except in accordance with Plan procedures and consistent with Section 409A. _____________________________ __________________________ Director Name: Date of Stock Deferral Election